Exhibit 10.3

CONVERTIBLE LOAN AGREEMENT

THIS CONVERTIBLE LOAN AGREEMENT is made and entered into as of the 29th day of January 2016, by and between EZTD Inc. (formerly known as Win Global Markets Inc.) a Delaware corporation having an address at 6 Yehezkel Koifman Street, Tel-Aviv, Israel (the "Company" or the "Borrower"), and KOR Venture Capital Ltd. having an address at Rue du Seyon 2, PO Box 2048, 2001 Neuchatel, Switzerland (the "Lender"), (each of Borrower and Lender shall also be referred to herein as a "Party", and collectively, the "Parties").

W I T N E S S E T H :

WHEREAS, at the request of the Borrower, the Lender has agreed to make available to the Borrower, and the Borrower desires to receive from the Lender, a loan in the aggregate principal amount of £1,000,000, convertible into shares of Common Stock of the Borrower, subject to and in accordance with the terms and conditions set forth in this Agreement;

WHEREAS, the Parties wish to set forth and memorialize their mutual rights and obligations with respect to the loan, as set forth herein.

NOW THEREFORE, in consideration of the mutual promises and covenants contained herein, the Parties hereby agree as follows:

1.           Definitions and Interpretation

1.1.	The preamble to this Agreement forms an integral and a binding part of this Agreement.

1.2.	The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. All references in this Agreement to sections, paragraphs and exhibits shall, unless otherwise provided, refer to sections and paragraphs hereof and exhibits attached hereto.

1.3.	In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement the following terms shall have the meanings given to them in this Section 1.3:

1.3.1.	"Agreement" means this Agreement, including all annexes, exhibits, appendices and schedules hereto as the same may hereafter be amended, modified or supplemented from time to time.

1.3.2.	"Business Day" means the day on which commercial banks in London, U.K. are open to the public.

1.3.3.	"Conversion Date" means one (1) year from the Closing.

1.3.4.	"Conversion Shares" means 7,499,004 shares of Common Stock, par value $0.001 per share, of the Company, subject to the requirements of Section 3.1.1 and 3.1.2 below.

1.3.5.	"Default" means an Event of Default or an event or circumstance which would be, with the expiration of the applicable grace period, the giving of notice or the making of any determination under the Transaction Documents or any combination of them, an Event of Default. A Default is "continuing" if it has not been remedied or waived. An Event of Default is "remedied" only if: (i) the Borrower has notified the Lender of the existence of the relevant Default; (ii) the Default is of a type that is reasonably capable of remedy; and (iii) prior to the Lender delivering a Conversion Notice or otherwise notifying the Borrower that it has exercised or will exercise any of its rights or remedies under the Transaction Documents (including but not limited to its right to accelerate the Loan Amount), the Lender confirms to the Borrower that the Event of Default has been cured to the Lender's reasonable satisfaction.

1.3.6.	"Event of Default" means an event or circumstance specified as such in Section 6 (Default) herein provided that in each case an Event of Default shall occur only after the expiration of any applicable cure period as set forth in Section 6 (Default) (if any) and the Default is continuing.

1.3.7.	"Governmental Authority" means any governmental, legislative, regulatory or administrative body, agency or authority, any court of judicial authority, any arbitrator or any public, regulatory authority, whether international, national, state, municipal or local.

1.3.9	"Law" means any statute, law, regulation, treaty, rule, official directive or guideline of any Governmental Authority, or any interpretation of any of the foregoing by any Governmental Authority.

1.3.10.	"Transaction Documents" means: (a) this Agreement; (b) and any other agreement or document executed pursuant to any of the above or in connection with any of the foregoing which is designated in writing by the Lender and the Borrower as a "Transaction Document".

2.           Loan Terms

2.1.	Grant of Loan

2.1.1.	Subject to the terms and conditions hereof and within 1 Business Day following the date hereof (the "Closing"), the Lender shall grant the Company a loan in the principal amount of £1,000,000 (one million pounds sterling), (the "Loan" or "Loan Amount").

2.1.2.	The Loan Amount shall be wired to the Borrower by bank wire transfer to a bank account the details of which shall be provided to the Lender at the Closing.

2.2.	Interest. The Loan Amount shall bear interest at an annual rate of 12% (twelve percent) (calculated on the basis of the actual number of days elapsed and a 360 (three hundred and sixty) day year). The Interest shall be due and payable at each repayment date in accordance with the terms set out in the following clause 2.3.

2.3.	Repayment. The Company shall repay the Loan Amount including any accrued and unpaid Interest, in one lump sum, either

(a) On the date falling 6 months from the Closing (the "First Repayment Date"), or

(b) On the date falling 12 months from the Closing (the “Late Repayment Date”),

The Company understands it shall not be able to exercise any early repayment option or repayment of the loan outside of the First Repayment Date and Late Repayment Date.

2.4.	Payments. All payments to be made by the Company to the Lender in connection with the Loan, including any repayment, prepayment, payment of Interest, fees and all other amounts required to be paid to the Lender under the Transaction Documents, together with VAT (to the extent applicable), shall be made in the currency of the original Loan received, by bank transfer to an account designated in writing by the Lender.

3.           Conversion and Lender's Rights

3.1.	Repayment Conversion.

3.1.1.	Upon the Conversion Date, the Company shall have the right (but not the obligation) by written notice to the Lender (the “Borrower Conversion Notice”) to convert all or part of the principal amount of the Loan outstanding at such time, including any accrued and unpaid interest into the Conversion Shares or a pro rata portion thereof in case of partial conversion (the "Borrower Repayment Conversion")

3.1.2	Upon the occurrence of an Event of Default, and at any time thereafter as long as such Event of Default is continuing, the Lender shall have the right (but not the obligation), by written notice to the Borrower (the "Lender Conversion Notice"), to convert all or part of the principal amount of the Loan outstanding at such time, including any accrued and unpaid interest into the Conversion Shares or a pro rata portion thereof in case of partial conversion (the "Lender Repayment Conversion").

3.1.3.	The Borrower Repayment Conversion or the Lender Repayment Conversion shall occur upon the delivery of the respective conversion notice, whereupon the Conversion Shares or a pro rata portion thereof, as applicable, shall be validly issued in the name of the Lender, fully-paid, free and clear of any liens, encumbrances, claims or third party rights of any kind.

3.1.4	Upon the issuance in the name of the Lender of the Conversion Shares or a pro rata portion thereof, as applicable, under either of the Borrower Repayment Conversion or Lender Repayment Conversion hereunder: (i) the Company shall be deemed to have discharged any and all obligations or a pro rata portion thereof, as applicable, with respect to the principal amount of the Loan, (ii) the Interest accrued and unpaid prior to the either the Borrower Repayment Conversion or the Lender Repayment Conversion shall be paid by the Company to Lender upon such Conversion Date, and (iii) the Lender shall not be entitled to further Interest or to any other payment hereunder as of the date of the Borrower Repayment Conversion or Lender Repayment Conversion, except as set forth herein.

4.           Representations and Warranties of the Company

4.1.	The Company is duly organized and validly existing under the laws of its jurisdiction of incorporation, and has the full power and authority to consummate the transactions contemplated hereunder.

4.2.	The consummation of the transactions contemplated hereunder and the performance of this Agreement by the Company do not violate the provisions of its corporate documents, or any applicable Law, and will not result in any breach of, or constitute a default under, any agreement or instrument to which it is a party or under which it is bound.

4.3.	The execution and performance of this Agreement by the Company have been duly authorized by all necessary actions, and this Agreement has been duly executed and delivered by the Company. This Agreement is valid and binding upon the Company and enforceable in accordance with its terms.

4.4.	This Agreement, when executed and delivered by or on behalf of the Company, will constitute the valid and legally binding obligations of the Company, legally enforceable against the Company in accordance with their respective terms.

4.5.	The shares issuable upon conversion of the Loan pursuant to Section 3.1 of this Agreement will be duly authorized and upon issuance in accordance with this Agreement will be validly issued, fully paid, and non-assessable, free and clear of any liens or encumbrances of any kind.

4.6.	Other than as explicitly set forth under this Section 4, the Company makes no other representations and warranties with respect to any transaction contemplated herein.

5.           Representations and Warranties of the Lender

5.1.	The Lender is duly organized and validly existing under the laws of its jurisdiction of incorporation, and has the full power and authority to consummate the transactions contemplated hereunder.

5.2.	The consummation of the transactions contemplated hereunder and the performance of this Agreement by the Lender do not violate the provisions of its corporate documents, or any applicable law, and will not result in any breach of, or constitute a default under, any agreement or instrument to which it is a party or under which it is bound.

5.3.	The execution, delivery and performance of this Agreement by the Lender have been duly authorized by all necessary actions, and this Agreement has been duly executed and delivered by the Lender. This Agreement is valid and binding upon such Lender and enforceable in accordance with its terms.

5.4	The Lender understands that the Conversion Shares (the "Securities") are “restricted securities” and have not been registered under the Securities Act of 1933, as amended (the "Securities Act") or any applicable state securities law and is acquiring the Securities as principal for its own account and not with a view to or for distributing or reselling such Securities or any part thereof in violation of the Securities Act or any applicable state securities law, has no present intention of distributing any of such Securities in violation of the Securities Act or any applicable state securities law and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Securities in violation of the Securities Act or any applicable state securities law.

5.5	At the time such Lender was offered the Securities, it was, and as of the date hereof it is, a “non-US person” as defined in Regulation S (“Regulation S”) as promulgated under the Securities Act.

5.6	Such Lender, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. Such Lender is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment. Such Lender acknowledges that as of the date hereof, the Company has very limited financial resources, and thus an investment in the Securities is subject to significant risk.

5.7	Such Lender acknowledges that it has had the opportunity to review the Transaction Documents and has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the transaction contemplated hereunder; (ii) access to information about the Company and its financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment. Such Lender acknowledges and agrees that neither the Company nor any affiliate of the Company has provided such Lender with any information or advice with respect to the Securities nor is such information or advice necessary or desired.

5.8	The Lender further makes the representations and warranties to the Company set forth on Exhibit A pursuant to Regulation S promulgated under the Securities Act.

5.9	Each certificate representing the Conversion Shares shall be stamped or otherwise imprinted with a legend substantially in the following form (in addition to any legend required by applicable state securities or “blue sky” laws):

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS AND NEITHER SUCH SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED EXCEPT (1) IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S PROMULGATED UNDER THE SECURITIES ACT, AND BASED ON AN OPINION OF COUNSEL, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE COMPANY, THAT THE PROVISIONS OF REGULATION S HAVE BEEN SATISFIED, (2) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR (3) PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, IN WHICH CASE THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE COMPANY AN OPINION OF COUNSEL, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED IN THE MANNER CONTEMPLATED PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. HEDGING TRANSACTIONS INVOLVING THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.”

6.            Default

Each of the events or circumstances set out in the following paragraphs under this Section 6 is an Event of Default (whether or not caused by any reason outside the control of the Borrower or of any other person):

6.1	Non-Payment. The Company fails to pay on the Repayment Date any amount due and payable pursuant to the Transaction Document, unless payment is made as soon as practicable and in any event within fourteen (14) Business Days of the applicable due date;

6.2.	Invalidity. Any of the Transaction Documents shall cease to be in full force and effect in any respect or shall not, or shall cease to, constitute the legal, valid, binding and enforceable obligations of the Company, as applicable, or might become unlawful or the exercise or enforcement of any rights and remedies of the Lender under the Transaction Documents becomes subject to material legal impediments. Any default under this Section 6.2 may be cured within seven (7) Business Days (without prejudice to any other Event of Default pursuant hereto).

6.3.	Insolvency. The Borrower shall become insolvent, however evidenced, or make an assignment for the benefit of creditors, or file with a court of competent jurisdiction an application for appointment of a receiver, or similar official with respect to it or any substantial part of its assets, or there shall be filed against the Borrower by any third party any such application or petition, which application or petition is not dismissed or withdrawn within thirty (30) Business Days from the date of filing thereof;

6.4.	Merger without assumption. The Borrower consolidates or merges with or into, or transfers all or substantially all its assets to, or reorganizes, reincorporates or reconstitutes into or as, another entity and, at the time of such consolidation, amalgamation, merger, transfer, reorganization, reincorporation or reconstitution the resulting, surviving or transferee entity fails to assume all the obligations and undertakings of such party under this Agreement (including, for the avoidance of doubt, the obligations and undertakings relating to Repayment Conversion under Section 3.1 above).

Upon the occurrence of an Event of Default and at any time, the Lender may, by written notice to the Borrower, declare that an Event of Default has occurred and/or that all or part of the outstanding Loan Amount is immediately due and payable, whereupon it shall become immediately due and payable, together with all interest accrued thereon and all other amounts payable under the Transaction Documents (including Interest, fees and Repayment Amount, to the extent applicable). For avoidance of doubt, nothing in this Section shall operate or be construed so as to prejudice or derogate from any other rights, remedies and relief available to the Lender under this Agreement, the other Transaction Documents or by law.

7.          General and Miscellaneous.

7.1.	Confidentiality. The terms and conditions of this Agreement and the other Transaction Documents shall be treated by the Parties as confidential information and shall not be disclosed to any person or entity except as required by applicable law, to its auditors and other advisors (subject to confidentiality in accordance with the principles set out herein), or in connection with any assignment or transfer permitted hereunder.

7.2.	Assignment. Neither Party may assign their rights and/or obligation hereunder, or any of them, without the prior written approval of the other Party.

7.3.	Successors and Assigns. Without prejudice to the provisions of Section 7.2 (Assignment), this Agreement shall inure to the benefit of, and be binding upon, the heirs, executors, administrators, successors and assigns of the parties hereto.

7.4.	Notices. Any notice or other communication required to be given by one party hereto to another under this Agreement shall be in writing and shall be deemed to have been served: (i) if personally delivered, when actually delivered; or (ii) if sent by facsimile or e-mail, the next Business Day after receipt of confirmation of transmission; or (iii) three (3) Business Days after being mailed by certified or registered mail, postage prepaid (for the purposes of proving such service, it being sufficient to prove that such notice was properly addressed and posted) to the respective addresses of the parties set out herein:

if to the Company:

Address: 6 Yehezkel Koifman Street, Tel-Aviv, Israel

Attention: Shimon Citron

if to the Lender:

Address: KOR Venture Capital Ltd, Rue du Seyon 2, PO Box 2048, 2001 Neuchatel, Switzerland

Attention: Vanessa Briceno

or at such other address, fax or email as any party shall have furnished to the other in writing in accordance with this Section.

7.5	Entire Agreement. This Agreement constitutes the entire agreement and understanding between the Parties with respect to the subject matter hereof, and supersedes any and all prior agreements, understandings, promises and representation, whether written or oral, between the Parties with respect to the subject matter hereof.

7.6	Costs. Each Party shall bear its own costs incurred in connection with the execution and consummation of this Agreement and the transaction contemplated hereunder.

7.7	Amendments. This Agreement may not be amended, modified, released, or discharged in any manner except by an instrument in writing, referring to this Agreement, and signed by all Parties.

7.5	Severability. If, and solely to the extent that, any provision of this Agreement shall for any reason be held to be excessively broad, the term shall be construed in a manner to enable it to be enforced to the extent compatible with applicable law. If, and solely to the extent that, any provision of this Agreement shall be invalid or unenforceable, or shall render this entire Agreement to be unenforceable or invalid, such offending provision shall be of no effect and shall not affect the validity of the remainder of this Agreement; provided, however, the Parties shall use their respective reasonable efforts to renegotiate the offending provisions to best accomplish the original intentions of the Parties.

7.6	Choice of Law and Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the United Kingdom. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other transaction documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the competent courts in the United Kingdom. Each party hereby irrevocably submits to the exclusive jurisdiction of the courts of the United Kingdom for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the transaction documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding.

7.7	Waiver. No waiver of any right under this Agreement shall be deemed effective unless contained in writing and signed by the Party charged with such waiver, and no waiver of any right shall be deemed to be a waiver of any future right or any other right arising under this Agreement.

7.8	Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF the parties hereto have signed this Convertible Loan Agreement as of the date first hereinabove set forth.

Borrower:

EZTD Inc.

By:	/s/ Shimon Citron
Name:	Shimon Citron
Title:	CEO

Lender:

KOR Venture Capital Ltd

By:	/s/ Vanessa Briceno Ramos representing Clambake Limited
Name:	Vanessa Briceno Ramos
Title:	Directors of Corporate Directors

KOR Venture Capital Ltd

By:	/s/ Volga Boyer representing Cellar Limited
Name:	Volga Boyer
Title:	Directors of Corporate Directors

EXHIBIT A

TO THE

CONVERTIBLE LOAN AGREEMENT

NON U.S. PERSON REPRESENTATIONS

The Lender further represents and warrants to the Company as follows:

1.	At the time of (a) the offer by the Company and (b) the acceptance of the offer by such person or entity, of the Securities, such person or entity was outside the United States.

2.	Such person or entity is acquiring the Securities for such Lender's own account, for investment and not for distribution or resale to others and is not purchasing the Securities for the account or benefit of any U.S. person, or with a view towards distribution to any U.S. person, in violation of the registration requirements of the Securities Act.

3.	Such person or entity will make all subsequent offers and sales of the Securities either (x) outside of the United States in compliance with Regulation S; (y) pursuant to a registration under the Securities Act; or (z) pursuant to an available exemption from registration under the Securities Act. Specifically, such person or entity will not resell the Securities to any U.S. person or within the United States prior to the expiration of a period commencing on the Closing and ending on the date that is one year thereafter (the “Distribution Compliance Period”), except pursuant to registration under the Securities Act or an exemption from registration under the Securities Act.

4.	Such person or entity has no present plan or intention to sell the Securities in the United States or to a U.S. person at any predetermined time, has made no predetermined arrangements to sell the Securities and is not acting as a distributor of such Securities.

5.	Neither such person or entity, its affiliates nor any person acting on behalf of such person or entity, has entered into, has the intention of entering into, or will enter into any put option, short position or other similar instrument or position in the U.S. with respect to the Securities at any time after the Closing through the Distribution Compliance Period except in compliance with the Securities Act.

6.	Such person or entity consents to the placement of a legend on any certificate or other document evidencing the Securities substantially in the form set forth in Section 5.10 of this Agreement.

7.	Such person or entity is not acquiring the Securities in a transaction (or an element of a series of transactions) that is part of any plan or scheme to evade the registration provisions of the Securities Act.

8.	Such person or entity has sufficient knowledge and experience in finance, securities, investments and other business matters to be able to protect such person’s or entity’s interests in connection with the transactions contemplated by this Agreement.

9.	Such person or entity has consulted, to the extent that it has deemed necessary, with its tax, legal, accounting and financial advisors concerning its investment in the Securities.

10.	Such person or entity understands the various risks of an investment in the Securities and can afford to bear such risks for an indefinite period of time, including, without limitation, the risk of losing its entire investment in the Securities.

11.	Such person or entity has had access to the Company’s publicly filed reports with the Securities and Exchange Commission and has been furnished during the course of the transactions contemplated by this Agreement with all other public information regarding the Company that such person or entity has requested and all such public information is sufficient for such person or entity to evaluate the risks of investing in the Securities.

12.	Such person or entity has been afforded the opportunity to ask questions of and receive answers concerning the Company and the terms and conditions of the issuance of the Securities.

13.	Such person or entity is not relying on any representations and warranties concerning the Company made by the Company or any officer, employee or agent of the Company, other than those contained in this Agreement.

14.	Such person or entity will not sell or otherwise transfer the Securities unless either (A) the transfer of such securities is registered under the Securities Act or (B) an exemption from registration of such securities is available.

15.	Such person or entity represents that the address furnished on the cover page to this Agreement is the principal residence if he is an individual or its principal business address if it is a corporation or other entity.

16.	Such person or entity understands and acknowledges that the Securities have not been recommended by any federal or state securities commission or regulatory authority, that the foregoing authorities have not confirmed the accuracy or determined the adequacy of any information concerning the Company that has been supplied to such person or entity and that any representation to the contrary is a criminal offense.

ADDENDUM

This Addendum (the "Addendum") to the Convertible Loan Agreement dated 29th of January 2016 (the "Agreement"), by and between EZTD Inc. (formerly known as EZTrader Inc.), a company incorporated under the laws of the State of Delaware having an address at 6 Yehezkel Koifman Street, Tel-Aviv, Israel (the "Company" or the "Borrower") and KOR Venture Capital Ltd a company organized under the laws of British Virgin Islands having an address at Rue du Seyon 2, PO Box 2048, 2001 Neuchatel, Switzerland (the "Lender"), is made as of the 1st of February 2016.

WHEREAS the Borrower and the Lender, who entered into the Agreement, wish to amend the Agreement under the terms as provided herein; NOW THEREFORE, in consideration of the promises and the mutual covenants and agreements herein contained, the parties hereby agree as follows:

1.	All capitalized terms used herein and not otherwise defined shall have the meaning ascribed to them in the Agreement.

2.	The Company agrees to make an early repayment to the Lender of the full Loan Amount in the event that it should secure aggregate additional funding, irrespective of the type of funding received, of at least $3,500,000 (three million five hundred thousand dollars) prior to the First Repayment Date (the Early Repayment). The Early Repayment shall be made as soon as reasonably practicable following the receipt by the Company of said funding.

3.	The Interest due on the Early Repayment shall be 6% and shall be payable together with the Loan Amount repaid.

4.	All other terms and conditions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this Addendum through their duly authorized signatories as of the date set forth above.

EZTD Inc.		KOR Venture Capital Ltd

By:	/s/ Shimon Citron	By:	/s/ Vanessa Briceno Ramos representing Clambake Limited
Its:	CEO	Its:	Directors of Corporate Directors

KOR Venture Capital Ltd

		By:	/s/ Volga Boyer representing Cellar Limited
		Its:	Directors of Corporate Directors